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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PRISON REALTY TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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         On June 30, 2000, Prison Realty Trust, Inc. ("Prison Realty") announced a proposed restructuring of Prison Realty and Corrections Corporation of America, or CCA, its primary tenant (the "Restructuring"). Under the terms of the proposed Restructuring, Prison Realty will, among other things: (i) merge with CCA for non-cash consideration on or before September 15, 2000; (ii) elect to be taxed as a subchapter C corporation, rather than as a REIT, for federal income tax purposes commencing with its 2000 taxable year; and (iii) select new senior management for Prison Realty through the appointment of a new chief executive officer and chief financial officer.

         In connection with Prison Realty's selection of new senior management, on Friday, August 4, 2000, Prison Realty announced the appointment of John D. Ferguson as Prison Realty's chief executive officer and president. Mr. Ferguson was also appointed to serve as a member of Prison Realty's board of directors and as its vice-chairman, as well as the chief executive officer and president of CCA and as a member of its board of directors. Mr. Ferguson replaced Thomas
W. Beasley as the interim chief executive officer of Prison Realty and CCA. Mr. Beasley had been appointed as the interim chief executive officer of the companies after the termination of Doctor R. Crants on July 28, 2000. Mr. Ferguson also replaced J. Michael Quinlan as the president of the companies. Mr. Quinlan will continue to serve as the chief operating officer of the companies as well as the executive vice president of each of the companies. Prison Realty now intends to commence the search for a new chief financial officer.

         The text of the press release containing the announcement of Mr. Ferguson's appointment is included herewith. The press release may be deemed to be solicitation material with respect to the proposed Restructuring.

         Prison Realty and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the Restructuring. These directors and executive officers include: Thomas W. Beasley, C. Ray Bell, Jean-Pierre Cuny, Ted Feldman, John D. Ferguson, Joseph V. Russell, Charles W. Thomas, Ph.D., J. Michael Quinlan, and Vida H. Carroll. As of August 4, 2000, Thomas W. Beasley is deemed to beneficially own 2,490,626 shares of Prison Realty common stock, or approximately 2.1% of Prison Realty's issued and outstanding common stock. The remaining directors and executive officers of Prison Realty beneficially own in the aggregate less than 1% of the common stock of Prison Realty.


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  Prison Realty has filed definitive proxy materials with the U.S. Securities and Exchange Commission (the "Commission") with respect to the Restructuring, and commenced delivery of such materials to Prison Realty's stockholders on or about July 31, 2000. Prison Realty stockholders and other investors are urged to read these proxy materials, as they contain important information. The proxy materials are available for free from the Commission's web site at www.sec.gov and from Prison Realty.

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                                                                    NEWS RELEASE


              JOHN D. FERGUSON, FORMER COMMISSIONER OF FINANCE AND
            ADMINISTRATION FOR TENNESSEE, NAMED PRESIDENT AND CEO OF
                            PRISON REALTY TRUST, INC.
                     AND CORRECTIONS CORPORATION OF AMERICA

         NASHVILLE, Tenn., Aug. 4 /PRNewswire/ -- Prison Realty Trust, Inc. (NYSE: PZN - news) announced today that John D. Ferguson has been named President and Chief Executive Officer of Prison Realty Trust, Inc., and Corrections Corporation of America (CCA). Mr. Ferguson has also been appointed to the Boards of Directors of Prison Realty and CCA.

         "John Ferguson has a perfect combination of private sector business management experience, turnaround experience, and financial experience in the highest levels of state government which melds perfectly for an understanding of our customer base," stated Thomas W. Beasley, chairman of the board of directors of Prison Realty. "We are in the business of prison privatization, and our customer base is exclusively government. Managing this relationship properly is critical to our business success."

         "Our executive search firm identified numerous talented individuals from across the nation. We interviewed many candidates, and the process made it clear that there are only a few top managers that have skills in both the public and private arenas to successfully run companies like Prison Realty and CCA. John Ferguson was a clear leader."

         "Most recently, John was responsible for a $17 billion governmental budget as Tennessee's Commissioner of Finance and Administration. He understands government budgeting cycles and government contract procedures. We believe John's experience and reputation in government will be key to his working effectively with local, state and federal governments."

         "Prior to joining state government, John was Chairman and CEO of Community Bancshares in Germantown, Tennessee a company listed on the Nasdaq stock market. He took on the leadership role at Community Bancshares after the bank experienced significant financial trouble. During his tenure at Community Bancshares, he reorganized operations, returned the bank to profitability, and sold the bank for over three times book value."

         "As Prison Realty's and CCA's new President and CEO, John Ferguson will be responsible for charting the course of our reorganization plan to restore profitability and financial strength and set our companies on a strong growth path for the future. He will be responsible for filling beds, managing costs, and restoring credibility to our operations."

         "John earned a reputation for high integrity from both sides of the political aisle as Tennessee's Finance Commissioner. He was very effective as the leader in the State's budgeting process with his non-partisan approach and his ability to work with all constituents. We believe John's experience will be an important part in rebuilding trust among our employees, stockholders, banks and the media."

         "The solid credibility John established in governmental circles and his experience in managing government contracts will also be significant assets as he takes over the responsibility of


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overseeing the 50-plus government contracts that we review and renew each year.
He brings a disciplined approach to reviewing and pricing government contracts that will be important to improving our future cash flow and profitability. Prison Realty and CCA have grown to a size that we need someone with John's experience to manage both the business of our companies and their relationships with governmental agencies."

         "We are very excited to have John join our team at Prison Realty and CCA," continued Mr. Beasley. "On filling this key leadership position, I will be able to turn my attention to revitalizing our Board of Directors and addressing key corporate governance issues. We expect to announce a new Board structure in the near future that will be independent of management and be more representative of a New York Stock Exchange company with national and international operations."

         Mr. Ferguson replaces Thomas W. Beasley who was serving as the interim chief executive officer of the companies since July 28, 2000. Mike Quinlan will continue as Chief Operating Officer and will assume the title of Executive Vice President.

About the Company

         Prison Realty"s business is the development and ownership of correctional and detention facilities. Headquartered in Nashville, Tennessee, the Company provides financing, design, construction and renovation of new existing jails and prisons that it leases to both private and governmental managers. Prison Realty currently owns or is in the process of developing 50 correctional and detention facilities in 17 states, the District of Columbia, and the United Kingdom.

         Corrections Corporation of America includes companies that provide detention and corrections services to governmental agencies. The Company is the industry leader in private sector corrections with approximately 70,000 beds in 77 facilities under contract or under development in the United States, Puerto Rico, Australia, and the United Kingdom. CCA's full range of services includes design, construction, renovation and management of new or existing jails and prisons, as well as long distance inmate transportation services.

         Prison Realty has previously announced a proposed restructuring of the companies, pursuant to which, among other things, Prison Realty will merge with CCA and elect to be taxed as a subchapter C corporation commencing with its 2000 taxable year. Prison Realty is seeking stockholder approval of the restructuring at a Special Meeting scheduled for September 12, 2000. Pending stockholder approval, the companies intend to complete the restructuring on or before September 15, 2000. Prison Realty has filed definitive proxy materials with respect to the restructuring with the U.S. Securities and Exchange Commission and has commenced delivery of such materials to its stockholders. Stockholders are urged to read these materials carefully as they include important information with respect to the companies and the proposed restructuring.

Forward-Looking Statements

         This press release contains statements that are forward-looking statements as defined with the Private Securities Litigation Reform Act of 1995. These include statements regarding changes


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in management, accounting changes related to a change from federal taxation as a
REIT to a C corporation, merger plan between Prison Realty and CCA, earning expectations, and integration of Prison Realty and CCA operations and businesses. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statement made. Other factors that could cause operating and financial results to differ are described in Prison Realty's Form 10-K and Form 8-K filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC. Prison Realty does not undertake any obligation to publicly release the result of any revisions to forward-looking statements that may be made to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.




Contacts:
Institutional Investor:        Alex Singal (615) 263-3005
Media:                         Susan Hart (615) 263-3104